UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 1, 2008

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 1, 2008, two wholly-owned subsidiaries of Mac-Gray Corporation, a Delaware corporation (“Mac-Gray”), Mac-Gray Services, Inc., a Delaware corporation (“Services”), and Mac-Gray Newco, LLC, a Delaware limited liability company (“Newco”), entered into a Partnership Interest Purchase Agreement (the “Purchase Agreement”) with Automatic Laundry Company, Ltd. a Texas limited partnership (“ALC”), and the partners of ALC.  Pursuant to the Purchase Agreement, Services and Newco acquired all of the partnership interests of ALC for a purchase price of $115.5 million, consisting of $105.5 million in cash and a $10 million unsecured promissory note of Services (the “Seller Note”), subject to post-closing purchase price adjustments.  Immediately following the purchase, Newco and ALC were merged with and into Services.  ALC is a laundry facilities management business based in Denver, Colorado with operations in eleven states.

The Seller Note bears interest at a fixed rate of 9% per annum and provides for quarterly installments of interest payable in arrears.  The default rate of interest is 12% per annum.  The principal of the Seller Note is payable at the maturity date of April 1, 2010, or upon an earlier change in control event or an event of default.  The Seller Note is subordinated to Mac-Gray’s obligations under the Secured Credit Agreement (defined below).

Concurrent with the acquisition of ALC, Mac-Gray, Services and Intirion Corporation (Mac-Gray’s wholly-owned subsidiary, “Intirion”), entered into new senior credit facilities with a bank syndicate agented and arranged, respectively, by Bank of America, N.A. and Bank of America Securities LLC.  The new credit facilities consist of a senior secured credit agreement (the “Secured Credit Agreement”) and a senior unsecured credit agreement (the “Unsecured Credit Agreement” and, together with the Secured Credit Agreement, the “Credit Agreements”), each dated as of April 1, 2008, among Mac-Gray, Services and Intirion, as borrowers, a syndicate of financial institutions, as lenders, and Bank of America, N.A., as Administrative Agent.  Pursuant to the Secured Credit Agreement, Mac-Gray and its subsidiaries may borrow up to $170 million in the aggregate, including $40 million pursuant to a term loan facility that matures on April 1, 2013 (the “Term Loan”) and up to $130 million pursuant to a revolving loan facility that terminates on April 1, 2013 (the “Secured Revolver”).  The Term Loan requires quarterly principal payments of $1 million at the end of each calendar quarter commencing June 30, 2008 and ending December 31, 2012, with the remaining principal balance of $21 million due on April 1, 2013.  The Secured Credit Agreement also provides for Bank of America, N. A. to make swingline loans to Mac-Gray and its subsidiaries of up to $10 million (the “Swingline Loans”) and any Swingline Loans will reduce the borrowings available under the Secured Revolver.  Subject to certain terms and conditions, the Secured Credit Agreement gives Mac-Gray and its subsidiaries the option to establish additional term and/or revolving credit facilities thereunder, provided that the aggregate commitments under the Secured Credit Agreement cannot exceed $220,000,000.  The Unsecured Credit Agreement allows Mac-Gray and its subsidiaries to borrow up to $15 million pursuant to a revolving loan facility that terminates on April 1, 2009 (the “Unsecured Revolver”).

The Credit Agreements replace the Amended and Restated Credit Agreement, dated as of December 21, 2006, by and among Mac-Gray, Services and Intirion, as borrowers, a syndicate of financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended as of August 8, 2007 and as otherwise amended, the “Prior Credit Agreement”).

Mac-Gray used the Term Loan, $126.2 million of Secured Revolver borrowings, $1.1 million of Unsecured Revolver borrowings and $0.2 million of cash on hand to finance the cash portion of the purchase price for the ALC Acquisition, to repay all of the outstanding obligations under the Prior Credit Agreement ($60.5 million), and to pay $1.5 million of fees, related costs and expenses.

Borrowings outstanding under the Secured Credit Agreement bear interest at a fluctuating rate equal to (i) in the case of Eurodollar rate loans, the LIBOR rate (adjusted for statutory reserves) plus an applicable percentage, ranging from 2.00% to 2.50% per annum (initially 2.50%), determined by reference to Mac-Gray’s senior secured leverage ratio, and (ii) in the case of base rate loans and Swingline Loans, the higher of (a) the federal funds rate plus 0.5% or (b) the annual rate of interest announced by Bank of America, N.A. as its “prime rate,” in each case, plus an applicable percentage, ranging from 1.00% to 1.50% per annum (initially 1.50%), determined by reference to Mac-Gray’s senior secured leverage ratio.

Borrowings outstanding under the Unsecured Credit Agreement bear interest at a fluctuating rate equal to (i) in the case of Eurodollar rate loans, the LIBOR rate (adjusted for statutory reserves) plus 5.00% per annum, and (ii) in the case of base rate loans, the higher of (a) the federal funds rate plus 0.5% or (b) the annual rate of interest announced by Bank of America, N.A. as its “prime rate,” in each case, plus 4.00% per annum.

In accordance with a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), the obligations under the Secured Credit Agreement are guaranteed by the subsidiaries of Mac-Gray and secured by (i) a pledge of 100% of the ownership interests in Mac-Gray’s subsidiaries, and (ii) a first-priority security interest in substantially all tangible and intangible assets of Mac-Gray and its subsidiaries.  In accordance with a Guarantee Agreement (the “Guarantee Agreement”), the obligations under the Unsecured Credit Agreement also are guaranteed by the subsidiaries of Mac-Gray.

Under the Credit Agreements, Mac-Gray made certain representations and warranties to the lenders customarily found in credit agreements of this type.  Mac-Gray and its subsidiaries are also subject to customary lending covenants, including restrictions pertaining to, among other things: (i) the incurrence of additional indebtedness, (ii) limitations on liens, (iii) making distributions, dividends and other payments, (iv) the making of certain investments and loans, (v) mergers, consolidations and acquisitions, (vi) dispositions of assets, (vii) the maintenance of a maximum total leverage ratio, a maximum senior secured leverage ratio and a minimum consolidated cash flow coverage ratio, (viii) transactions with affiliates, and (ix) changes to governing documents and subordinate debt documents, in each case subject to baskets, exceptions and thresholds.  Certain of these covenants are more restrictive during the period that the Unsecured Credit Agreement is in effect.

The Credit Agreements provide for customary events of default with, in come cases, corresponding grace periods, including (i) failure to pay any principal or interest when due, (ii) failure to comply with covenants, (iii) any representation or warranty made by Mac-Gray proving to be incorrect in any material respect, (iv) payment defaults relating to, or acceleration of, other material indebtedness, (v) certain bankruptcy, insolvency or receivership events affecting Mac-Gray or its subsidiaries, (vi) a change in control of Mac-Gray, (vii) Mac-Gray or its subsidiaries becoming subject to certain material judgments, claims or liabilities, or (viii) a material defect in the lenders’ lien against the collateral securing the obligations under the Secured Credit Agreement.

In the event of an event of default, the Administrative Agent may, and at the request of the requisite number of lenders under the applicable Credit Agreement must, terminate the lenders’ commitments to make loans under the Credit Agreements and declare all obligations under the Credit Agreements immediately due and payable.  For certain events of default related to bankruptcy, insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations of Mac-Gray under the Credit Agreements will become immediately due and payable.

Mac-Gray will pay a commitment fee equal to a percentage of the actual daily-unused portion of the Secured Revolver under the Secured Credit Agreement.  This percentage, initially 0.500% per annum, will be determined quarterly by reference to Mac-Gray’s senior secured leverage ratio and will range between 0.375% per annum and 0.500% per annum.  Mac-Gray will pay a commitment fee equal to a percentage of the actual daily-unused portion of the Unsecured Revolver under the Unsecured Credit Agreement equal to 1.0% per annum.

Certain of the lenders and agents under the Credit Agreements were lenders and agents under the Prior Credit Agreement, and certain of the lenders and agents under the Credit Agreements, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Mac-Gray and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, the Seller Note, the Secured Credit Agreement, the form of Revolving Note for the Secured Revolver, the form of Swingline Note for the Swingline Loans, the form of Term Loan Note for the Term Loan, the Guarantee and Collateral Agreement, the Unsecured Credit Agreement, the Guarantee Agreement, and the form of Revolving Note for the Unsecured Revolver, copies of which are attached hereto as Exhibits 10.1 thru 10.10, respectively, and incorporated herein by this reference.

Item 1.02.        Termination of a Material Definitive Agreement.

See Item 1.01, which is incorporated herein by reference.  In connection with entering into the Credit Agreements, on April 1, 2008 the Prior Credit Agreement and all obligations thereunder were terminated.

Item 2.01         Completion of Acquisition or Disposition of Assets.

See Item 1.01, which is incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements required to be filed as part of this Current Report will be filed by Mac-Gray by amendment to this Current Report no later than June 16, 2008.

(b)  Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this Current Report will be filed by Mac-Gray by amendment to this Current Report no later than June 16, 2008.

(c)  Exhibits.

Exhibit No.	Description
10.1

Partnership Interest Purchase Agreement, dated as of April 1, 2008, among Automatic Laundry Company, Ltd., the partners listed on the signature pages thereto, Mac-Gray Newco, LLC, and Mac-Gray Services, Inc.

10.2	Promissory Note, dated April 1, 2008, issued by Mac-Gray Services, Inc. to Paceco Investors, L.P. in the principal amount of $10,000,000
10.3

Senior Secured Credit Agreement, dates as of April 1, 2008, among Mac-Gray Corporation, Mac-Gray Services, Inc., Intirion Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Banc of America Securities LLC, as Sale Lead Arranger and Sole Book Manager

10.4	Form of Revolving Note pursuant to the Senior Secured Credit Agreement in favor of the Secured Revolving Lenders, in an aggregate total amount of up to $130,000,000
10.5	Form of Swingline Note pursuant to the Senior Secured Credit Agreement in favor of the Swingline Lenders, in an aggregate total amount of up to $10,000,000
10.6	Form of Term Loan Note pursuant to the Senior Secured Credit Agreement in favor of the Secured Term Lenders, in an aggregate total amount of $40,000,000
10.7

Guarantee and Collateral Agreement, dated as of April 1, 2008, among Mac-Gray Corporation, Mac-Gray Services, Inc., Intirion Corporation, the Subsidiaries of the Borrowers identified therein, and Bank of America, N.A., as Administrative Agent

10.8

Senior Unsecured Credit Agreement, dated as of April 1, 2008, among Mac-Gray Corporation, Mac-Gray Services, Inc., Intirion Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Banc of America Securities LLC, as Sale Lead Arranger and Sole Book Manager

10.9	Guarantee Agreement, dated as of April 1, 2008, among Mac-Gray Corporation, Mac-Gray Services, Inc.,

Intirion Corporation, the Subsidiaries of the Borrowers identified therein, and Bank of America, N.A., as Administrative Agent
10.10	Form of Revolving Note pursuant to the Senior Unsecured Credit Agreement in favor of the Unsecured Lenders, in an aggregate total amount of up to $15,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: April 7, 2008	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer